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Richard W. Sunderland
Seven East Lee Street
Baltimore, MD 21202

Hand Delivered

November 7, 2003

Re:    Employment Agreement

Dear Rick,

As you know, Genesis Health Ventures, Inc. (the "Company") is contemplating a spin-off of its eldercare business ("Spin-Off") through the creation of a new public company. This transaction will likely trigger your right to receive a lump-sum payment to you under Section 5 of your current employment agreement with the Company ("Current Employment Agreement") equal to two times the sum of your Average Base Salary (as defined in your Current Employment Agreement) plus your Average Assumed Cash Incentive Compensation (as defined in your Current Employment Agreement).

If you voluntarily elect to waive your option to receive the lump-sum payment and other benefits under your Current Employment Agreement, the Company is willing to continue your employment pursuant to the terms and conditions of your Current Employment Agreement until the Spin-Off, and upon the successful completion of the Spin-Off:

1.       make a lump-sum payment to you in the amount of $294,300 ("Lump Sum
         Payment"),

2. continue your employment with the Company pursuant to the terms and conditions of the employment agreement to which this letter is Exhibit A.

3. grant a stock option to you for 75,000 shares of the Company's common stock at fair market value on date of grant with vesting to occur as described in the Amended Employment Agreement ("First Option Tranche"), and

4. on the six month anniversary of the grant of the First Option Tranche, either (1) grant a stock option to you for an additional 75,000 shares of the Company's common stock at fair market value on the date of grant with vesting to occur as described in the Amended Employment Agreement ("Second Option Tranche") or (2) in lieu of the Second Option Tranche, in whole or in part, grant shares of restricted stock to you having a value equivalent to the replaced options as determined by the board of directors with the same terms as grants made to other executive officers of the company. In the event of a Change of Control as defined in the Amended Employment Agreement the grant of the Second Option Tranche or restricted stock in lieu of the Second Option Tranche shall become effective immediately.

The Lump Sum Payment will be made and the Amended Employment Agreement will take effect upon the successful completion of the Spin-Off.

The Company also offers you an opportunity to receive an option for additional shares of stock. If you elect to forego receipt of the Lump Sum Payment, you may instead receive at the time of the First Option Tranche an option for an additional 25,000 shares of the Company's common stock at fair market value on the date of grant with vesting to occur immediately on the date of grant ("Stock Election").

This letter is subject to the approval of the board of directors and the option grant may only be made by the board of directors. Should the board of directors not approve the terms of this letter and grant the options referred to above by December 31, 2003, you may revoke this letter by written notice to me and receive payment in accordance with the terms of your Current Employment Agreement.






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The offer set forth in this letter will remain open until November 17, 2003. In the event that you do not accept the terms of this letter by that date, we will treat that as a rejection of the offer and the offer will be revoked at that time.

If you have any questions please do not hesitate to contact me.

Very truly yours,



/s/  John J. Arlotta
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John J. Arlotta, Vice Chairman

I hereby acknowledge that I understand the options before me and, subject to the Spin-Off becoming effective, and the execution and delivery of the Amended Employment Agreement:

1. I voluntarily elect to waive my option to receive a lump sum payment as specified above and other rights under my Current Employment Agreement and accept the Company's offer set forth above, which will become effective on the date of the Spin-Off; and

2. I agree that I will execute the Amended Employment Agreement upon the successful completion of the Spin-Off.

3. Initial as appropriate: ________I wish to make the Stock Election defined above

                           ___X____I DO NOT wish to make the Stock Election
                                   defined above.


/s/   Richard W. Sunderland
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Richard W. Sunderland